UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2025, Steven A. Ciardiello was appointed to the board of directors (the “Board”) of NexGel, Inc. (the “Company”) to serve for a term expiring at the Company’s next annual meeting of stockholders or his successor is duly elected and qualified. Mr. Ciardiello was also appointed as a member to the Audit Committee of the Board.

Mr. Ciardiello, 54, is the Chief Accounting Officer for Shutterstock, Inc, a leading global creative platform offering high-quality creative content for transformative brands, digital media and marketing companies, serving since November of 2016. In this role, he oversees Shutterstock’s internal and external accounting and reporting, tax services and Sarbanes-Oxley internal control functions. Prior to joining Shutterstock, Mr. Ciardiello served as Head of Accounting at WeWork Companies, Inc., a leading provider of shared workspace, from November 2015 to November 2016, as Vice President - Finance at AmTrust Financial Services, Inc., a multinational provider of specialty property and casualty insurance products, from September 2014 to November 2015, and served in multiple capacities at Tower Group International, Ltd., a property and casualty insurance provider, from July 2010 to September 2014, advancing to Managing Vice President - Chief Accounting Officer. Mr. Ciardiello also worked in public accounting with Deloitte & Touche LLP and PricewaterhouseCoopers LLP for 15 years. Mr. Ciardiello is a Certified Public Accountant and earned a B.A. in economics from the University of Illinois.

There have been (i) no compensation or other arrangements entered into between the Company and Mr. Ciardiello in connection with his appointment to the Board or the Audit Committee except as set forth below with respect to the grant of the option to purchase shares of the Company’s common stock and (ii) no transactions between the Company and Mr. Ciardiello or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Ciardiello’s appointment to the Board, the Board granted Mr. Ciardiello an option to purchase up to 30,000 shares of the Company’s common stock (the “Option Grant”) pursuant to the Company’s 2019 Long-Term Incentive Plan, as amended (the “Plan”), for his services as a member of the Board until the Company’s 2026 Annual Meeting of Stockholders. The exercise price of the Option Grant is $2.25 per share, which was the Fair Market Value (as defined in the Plan) of the Company’s common stock on July 31, 2025. The number of shares underlying the Option Grant vest as follows: in equal 2,500 share amounts over the continuous twelve months (on the last calendar day of each month) beginning on July 31, 2025, subject to Mr. Ciardiello’s continuous service through each vesting date. In the event of a Change in Control (as defined in the Plan), any unvested shares underlying the stock option shall accelerate in accordance with the terms of the Plan.

Item 8.01 Other Events.

On August 5, 2025, the Company issued a press release regarding the appointment of Mr. Ciardiello to the Board.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press release of NexGel, Inc. issued August 5, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer